Northwestern Mutual Series Fund, Inc.
NSAR Filing
December 31, 2001


Sub Item 77O:  Transactions effected pursuant to Rule 10f-3


OFFERINGS PURCHASED BY NORTHWESTERN MUTUAL SERIES FUND IN WHICH
R.W. BAIRD WAS IN UNDERWRITING GROUP*


                                        ------NML PARTICIPATION------
    ISSUE/                       OFFER. SELLING      TOTAL &  % OF
    ACCOUNT                      PRICE  CONCESSION   (000)    OFFERING

    RESOURCES CONNECTIONS
        ASSET ALLOCATION         $20.75     $0.67    $    6    0.01%
        SMALL CAP GROWTH                             $  127    0.17%

    ANTHEM, INC.
        AGGRESSIVE GROWTH        $36.00     $1.00    $1,008    0.10%
        ASSET ALLOCATION                                  4    0.00%

    ALOMOSA HOLDING
        AGGRESSIVE GROWTH        $14.75     $0.489   $1,049    1.78%

    AMN HEALTHCARE SERVICES
        SMALL CAP GROWTH         $17.00     $0.66    $  294    0.17%
        ASSET ALLOCATION                                  5    0.00%




*All companies have been in existence for 3 years
NML complied with the 2 day waiting period for each offering post trade date No shares were designated to Baird by NML for all offerings